UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Advanced Energy Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2004

To Our Stockholders:

      The 2004 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (Advanced Energy) will be held on Wednesday, May 5, 2004, at 10:00 a.m., at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

1. Election of six directors. The Corporate Governance and Nominations Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the following directors: Douglas S. Schatz, Richard P. Beck, Robert L. Bratter, Arthur A. Noeth, Elwood Spedden and Gerald M. Starek.

2. Ratification of the appointment of KPMG LLP as independent auditors of Advanced Energy for 2004.

3. Any other matters of business properly brought before the meeting.

      Each of these matters is described in detail in the accompanying proxy statement, dated April 2, 2004.

      If you owned common stock of Advanced Energy at the close of business on March 15, 2004, you are entitled to receive this notice and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

JAY L. MARGULIES
Secretary

Fort Collins, Colorado

April 2, 2004

YOUR VOTE IS IMPORTANT

PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSALS OF STOCKHOLDERS
FORM 10-K
REPRESENTATION AT THE ANNUAL MEETING

Date:	April 2, 2004

To:	Our Owners

From:	Douglas S. Schatz

Subject:	Invitation to Our 2004 Annual Meeting of Stockholders

      Please come to our 2004 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2004. The meeting will be held:

Wednesday, May 5, 2004

10:00 a.m.
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525

      This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the annual meeting. Accompanying this proxy statement is Advanced Energy’s 2003 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by presence in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.

      I look forward to seeing you at the meeting.

DOUGLAS S. SCHATZ
Chairman and Chief Executive Officer

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 2, 2004.

GENERAL

      This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2004 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Douglas S. Schatz and Michael El-Hillow as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Schatz and El-Hillow in their capacities as your agents and proxies.

      Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.

Proposals

      We intend to present two proposals to the stockholders at the meeting:

1. Election of six directors. The Corporate Governance and Nominations Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the following directors: Douglas S. Schatz, Richard P. Beck, Robert L. Bratter, Arthur A. Noeth, Elwood Spedden and Gerald M. Starek.

2. Ratification of the appointment of KPMG LLP as independent auditors of Advanced Energy for 2004.

      We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

Record Date and Share Ownership

      If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 15, 2004, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, 32,596,050 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 836 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

      Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.

      If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-quoted companies, brokers cannot vote on any of the proposals without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals being considered at the meeting and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. Under Advanced Energy’s Bylaws, most stockholder actions taken at a meeting where a quorum is present are by a majority of the votes cast, excluding abstentions. If you abstain from voting on a proposal, your shares will be counted as present at the meeting, for purposes of determining a quorum, and entitled to vote, but will have no effect on the outcome of the voting on the proposals described in this proxy statement.

      The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker Non-Votes
Proposal	Vote Required	and Abstentions

Election of directors	The six nominees who receive the most votes will be elected	No effect
Ratification of the appointment of KPMG LLP as independent auditors	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against‘ the proposal	No effect

      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law the number of votes which may be required to approve a proposal is either a majority of the shares of common stock represented at the meeting and entitled to vote, or a majority of the shares of common stock represented at the meeting and casting votes either for or against the matter being considered. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the annual meeting.

Costs of Solicitation

      Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.

Delivery and Revocability of Proxies

      You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.

      If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to Jay Margulies, our Secretary, at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

      If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2003 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2003 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2003 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

Common Stock Ownership by Management and Other Stockholders

      The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 15, 2004 by:

•	each person known to us to beneficially own more than 5% of the outstanding common stock;

•	each director and nominee for director;

•	each named executive officer identified on page 14; and

•	the current directors and executive officers as a group.

Name of Stockholder	Shares Beneficially Owned		Percent Owned

Douglas S. Schatz, Chairman, Chief Executive Officer and President	10,821,844	(1,2)	33.2%
Capital Group International, Inc.; Capital Guardian Trust Company	2,504,820	(3)	7.7%
Franklin Resources, Inc. and Franklin Advisers, Inc.	3,182,289	(4)	9.8%
Richard P. Beck, Director	96,074	(2,5)	*
Robert L. Bratter, Director	5,000	(2,5)	*
Arthur A. Noeth, Director	20,000	(2,5)	*
Elwood Spedden, Director	22,000	(2,5)	*
Gerald M. Starek, Director	57,100	(2,5,6)	*
Michael El-Hillow, Executive Vice President of Finance and Administration and Chief Financial Officer	66,684	(2)	*
Dennis A. Faerber(7)	40,000	(2)
D. Craig Jeffries, Executive Vice President and Chief Marketing Officer	20,000	(2)
Richard A. Scholl, Senior Vice President and Chief Technical Officer	286,639	(2,8)	*
All current executive officers and directors, as a group (15 persons)	11,593,607	(9)	35.1%

*	Less than 1% of the outstanding shares of our common stock

(1)	Includes 10,657,782 shares held by the family trust of Mr. Schatz and his wife, and 150,000 shares held by a charitable foundation of which Mr. Schatz and members of his immediate family are the trustees. Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation’s 150,000 shares. Mr. Schatz disclaims beneficial ownership of the 150,000 shares held by the charitable foundation. Mr. Schatz’ address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

(2)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 15, 2004 pursuant to stock options granted or assumed by Advanced Energy:

• Schatz	14,062
• Beck	7,500
• Bratter	5,000
• Noeth	20,000
• Spedden	22,000
• Starek	30,644
• El-Hillow	64,684
• Faerber	40,000
• Jeffries	20,000
• Richard A. Scholl	56,619

(3)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 9 to the Schedule 13G filed with the SEC on February 12, 2004 by Capital Group International, Inc. and

Capital Guardian Trust Company. According to the Schedule 13G, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G, and Capital Guardian Trust Company is a bank that may be deemed to beneficially own common stock as a result of serving as an investment manager of various institutional accounts. Capital Group International, Inc. reports sole voting power over 1,706,190 shares of common stock and sole dispositive power over 2,504,820 shares of common stock. Capital Guardian Trust Company reports sole voting power over 1,641,510 shares of common stock and sole dispositive power over 2,440,140 shares. The address for each of Capital Guardian and Capital International is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(4)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 3 to the Schedule 13G filed with the SEC on February 9, 2004 by Franklin Resources, Inc. and Franklin Advisers, Inc. According to the Schedule 13G, Franklin Resources, Inc. is a parent holding company for direct and indirect investment advisory subsidiaries, including Franklin Advisers, Inc., and the shares reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts. Franklin Advisors, Inc. reports sole voting and dispositive power over 2,684,417 shares, or 8.3%. The address of each of Franklin Resources, Inc. and Franklin Advisors, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(5)	The shares reported in the table do not include an option to purchase 5,000, which will be granted to each non-employee director and fully exercisable upon grant, if such person is re-elected to the Board of Directors at the annual meeting.

(6)	The shares reported in the table do not include 2,100 shares held by Mr. Starek’s wife. Mr. Starek disclaims beneficial ownership of these shares.

(7)	Mr. Faerber was Executive Vice President and Chief Operating Officer of Advanced Energy until December 2003.

(8)	The shares reported in the table include 20,292 shares owned by Mr. Scholl’s wife, but exclude shares that may be acquired within 60 days of March 15, 2004 pursuant to stock options held by Mr. Scholl’s wife. Mr. Scholl’s wife, Brenda M. Scholl, is Senior Vice President and General Manager, Power of Advanced Energy.

(9)	The shares reported in the table include 438,352 shares that the 15 executive officers and directors collectively have the right to acquire within 60 days of March 15, 2004 pursuant to stock options granted or assumed by Advanced Energy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      A board of six directors is to be elected at the annual meeting. The Corporate Governance and Nominations Committee of the Board of Directors has nominated for election, the persons listed below. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Corporate Governance and Nominations Committee to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2005), or until a successor has been elected and qualified.

Nominees

		Director	Principal Occupation and Business Experience During Past Five
Name	Age	Since	Years

Douglas S. Schatz	58	1981	Douglas S. Schatz is a co-founder of Advanced Energy and has been its Chairman and Chief Executive Officer since its incorporation in 1981. Until July 1999, he also served as President. In March 2001, Mr. Schatz was reappointed as President. Since December 1995, Mr. Schatz has also served as a director of Advanced Power Technology, Inc., a publicly held company that provides high power, high voltage and high performance semiconductors and power modules, and is a member of its compensation committee. Mr. Schatz is also a member of the CEO Committee of the Mountain States Council of the American Electronics Association and serves on the Engineering Advisory Board of Colorado State University.
Richard P. Beck	70	1995	Richard P. Beck joined Advanced Energy in March 1992 as Vice President and Chief Financial Officer and became Senior Vice President in February 1998. In October 2001, Mr. Beck retired from the position of Chief Financial Officer, but remained as a Senior Vice President until May 2002. Mr. Beck is chairman of the board of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment, and serves on its audit, compensation and nominating committees. He is also a director of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment and is chairman of its audit committee. Mr. Beck is also a director of TTM Technologies, Inc., a publicly held manufacturer of printed circuit boards, and serves as chairman of its audit committee.

		Director	Principal Occupation and Business Experience During Past Five
Name	Age	Since	Years

Robert L. Bratter(1)	59	2004	Robert L. Bratter joined the Board of Directors of Advanced Energy in February 2004. Mr. Bratter also serves as a director for Primarion, Inc., Magfusion, Inc. and Canyon Broadband, Inc., all privately held companies. Mr. Bratter serves as a member of the audit and control committee of Primarion, Inc., and as a member of the compensation committee of Magfusion, Inc. Mr. Bratter was chief executive officer of Cronos Integrated Microsystems, a technology company focusing on micro-electro-mechanical systems design and manufacturing, from 1998 to 2000.
Arthur A. Noeth(1,2,3)	68	1997	Arthur A. Noeth was president and chief executive officer of the Implant Center, Inc., an ion implantation foundry servicing the semiconductor industry, from 1993 until his retirement in 1999. Prior to the Implant Center Mr. Noeth was president and chief executive officer of Intertest, Inc., and held various senior management positions at Applied Materials, Inc.
Elwood Spedden(1,2,3)	66	1995	Elwood Spedden was chief executive officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment, from January 2003 until his retirement in October 2003. He continues to serve on the board of directors of Photon Dynamics, which he joined in January 2002. Mr. Spedden currently serves on Photon Dynamic’s compensation and nominating committees. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a manufacturer of automatic test equipment used in the fabrication of semiconductors.
Gerald M. Starek(1,2,3)	62	1998	Gerald M. Starek joined the Board of Directors of Advanced Energy following its acquisition of RF Power Products. Mr. Starek had been a non-employee director of RF Power Products since February 1994. Mr. Starek founded Silicon Valley Group, Inc., a supplier of automated wafer processing equipment for the semiconductor industry. He served as Silicon Valley Group’s chairman from September 1984 to September 1991 and as vice chairman from September 1991 to April 1993. Mr. Starek is a director and serves on the audit and compensation committees of AML Communications, Inc., a publicly held manufacturer of components for wireless communications systems.

(1)	Member of the Corporate Governance and Nominations Committee.

(2)	Member of the Audit and Finance Committee.

(3)	Member of the Compensation Committee.

      The Board of Directors has determined that each of the nominees, other than Douglas S. Schatz and Richard P. Beck, is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. The Board of Directors has made an affirmative determination that none of the independent directors has any relationship with Advanced Energy that would impair his independence. The independent directors, if all of them are elected at the annual meeting, will constitute a majority of the Board of Directors.

Required Vote

      The six nominees receiving the highest number of affirmative (FOR) votes at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the six nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

      The Board of Directors Recommends a Vote “FOR” the Election of Each of the Six Nominees Named Above.

Director Compensation

      Compensation for each non-employee director is as follows:

•	$15,000 annual retainer paid quarterly in July, October, February and April;

•	$3,000 per full board meeting; if a board meeting is more than one day, each board member will receive $3,000 for each additional day;

•	$1,500 per telephonic meeting which requires a board vote;

•	$3,000 per Audit and Finance Committee meeting for the Chairman and $1,500 per meeting for each committee member;

•	$1,500 per meeting for all other Committee Chairmen (Corporate Governance and Nominations, and Compensation) and $750 per meeting for each committee member;

•	15,000 options on initial election or appointment to the board, which vest 5,000 on election and 5,000 on each of the next two anniversary dates; and

•	5,000 options annually on the date of re-election at the annual meeting, to vest on date of grant.

Board Meetings

      The Board of Directors held six meetings in 2003. In 2003, the Board of Directors had an Audit and Finance Committee, a Nominating Committee, a Compensation Committee and a Governance Committee. In December 2003, the Board of Directors combined the Nominating Committee and Governance Committee to form the Corporate Governance and Nominations Committee. In 2003, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

Audit and Finance Committee

Composition and Meetings

      The Audit and Finance Committee consists of Messrs. Starek (Chairman), Noeth and Spedden. Each of the members of the Audit and Finance Committee is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. The Board of Directors has evaluated the credentials of and determined that Mr. Starek is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K and that he is “independent” within the meaning of

Item 7(d) of Schedule 14A under the Securities Exchange Act of 1934. The Audit and Finance Committee met five times in 2003.

Policy on Audit and Finance Committee Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. Approval is provided on a service-by-service basis and is generally subject to a specified budget. In 2003, the Audit and Finance Committee approved all of the audit and non-audit services provided by the independent auditors.

Committee Charter and Responsibilities

      The Audit and Finance Committee is governed by a written charter, which is included as Appendix A to this proxy statement. A copy of the charter is also available on our website at www.advanced-energy.com. The Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent auditors;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and performance of Advanced Energy’s independent and internal auditors;

•	approving in advance, any audit and non-audit services and fees charged by the independent auditors;

•	evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving any significant changes; and

•	establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to bring to the attention of the Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Committee.

      The Committee also conducts financial reviews with Advanced Energy’s independent accountants prior to the release of financial information in the Company’s Forms 10-K and 10-Q.

      Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discuss with the Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

      The Committee has reviewed Advanced Energy’s audited financial statements and met together and separately with both management and KPMG LLP, the Company’s independent auditors to discuss Advanced Energy’s quarterly and annual financial statements and reports prior to issuance. In addition, the Committee has discussed with the independent auditors the matters outlined in Statement on Accounting Standards No. 61 (Communication with Audit Committees) to the extent applicable and received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard

No. 1 (Independence Discussions with Audit Committees). The Committee has also discussed with the independent auditors their independence.

      Based on our review and discussion of the foregoing matters and information, the Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2003 Annual Report on Form 10-K. The Committee has recommended the appointment of KPMG LLP as the Company’s independent auditors for 2004, subject to shareholder approval.

THE AUDIT AND FINANCE COMMITTEE

Gerald M. Starek, Chairman
Arthur A. Noeth
Elwood Spedden

Corporate Governance and Nominations Committee

Composition and Meetings

      The Corporate Governance and Nominations Committee consists of Messrs. Noeth (Chairman), Bratter, Spedden and Starek. Each of the members of the Committee is an “independent director” within the meaning of Rule 4200(a)(15) under the Marketplace Rules of the Nasdaq Stock Market.

      The Corporate Governance and Nominations Committee was established by the Board of Directors in December 2003, by combining the Governance Committee and Nominating Committee. During 2003, each of the separate Committees met once.

Committee Charter and Responsibilities

      The Corporate Governance and Nominations Committee is governed by a written charter, which is available on our website at www.advanced-energy.com.

      The Committee is responsible for:

•	establishing and administering the procedures for nominating persons to serve as directors;

•	identifying and recommending candidates for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors;

•	considering any nominees recommended by stockholders;

•	determining the appropriate number of authorized directors of Advanced Energy;

•	developing and recommending to the Board of Directors, standards to be applied in making determinations as to the absence of material relationships between Advanced Energy and a director;

•	establishing procedures for the Committee to exercise oversight of the evaluation of the Board of Directors and management;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to Advanced Energy, and to review those principles at least annually; and

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time relating to the nomination of Board and committee members.

      The Committee will consider any and all director candidates recommended by security holders. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Corporate Governance and Nominations Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 21 of this proxy statement.

      The Committee will apply the same processes and criteria in evaluating director candidates recommended by security holders as it applies in evaluating director candidates recommended by directors, members of management or any other person.

      The Committee does not pay a third party fee to assist in identifying and evaluating director candidates, but Advanced Energy does not preclude the potential for utilizing such services if the Committee deems such services to be necessary or appropriate.

Compensation Committee

Composition and Meetings

      The Compensation Committee consists of Messrs. Spedden (Chairman), Noeth and Starek. In 2003, Mr. Noeth was the Chairman of the Committee. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code and an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. The Compensation Committee met three times in 2003.

Committee Charter and Responsibilities

      The Compensation Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans for officers and recommending to the Board of Directors policies relating to such compensation and benefit plans.

Report on Executive Compensation

Compensation Policies

      One of the primary goals in setting compensation policies is to maintain competitive, progressive programs that attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of Advanced Energy by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for Advanced Energy by closely aligning their financial interests with stockholder interests. To attain these goals Advanced Energy’s executive compensation program was designed to include base salary, annual incentives and long-term incentives.

      In formulating and administering the individual elements of Advanced Energy’s executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance objectives, evaluate performance and determine actual incentive awards.

Compensation Components

Base Salary

      The base salaries of executive officers are established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The market reviewed is comprised of similarly sized high technology companies within and outside Advanced Energy’s industry as described and reported in two independent compensation surveys.

      The base salaries of the Chief Executive Officer and Chief Financial Officer are at approximately 70% of the market data discussed above. All other executives’ base salaries are at levels competitive with the market base salary of executive officers in similar positions.

Annual Incentives

      The Compensation Committee determines the range of possible annual bonuses for individual executives based on the same competitive market survey discussed above. Actual bonus payments within this range would be tied to meeting specific corporate and executive performance targets.

      While certain executive’s individual performance targets were met in 2003, the Committee believes that Advanced Energy’s financial performance, principally due to a malaise in the economy in general and the semiconductor industry in particular, makes the payment of an annual bonus to its executives unwarranted.

      The Committee believes that having a higher percentage of the Chief Executive Officer and Chief Financial Officer’s cash compensation derived from their annual incentive payments, when compared to competitive positions and other executives within Advanced Energy, is prudent given Advanced Energy’s recent financial results and the fact that they are Advanced Energy’s major decision makers.

      When Advanced Energy does achieve financial targets that may qualify executives for annual bonuses as determined by the Committee, the Committee may award bonuses to the Chief Executive Officer and Chief Financial Officer at levels that may bring their total cash compensation at least to an amount competitive with market compensation for similar positions.

Stock Options

      The Board of Directors grants stock options under Advanced Energy’s stock option plans to give executives a stake in the long-term performance of Advanced Energy and to focus their attention on maximizing stockholder value. In granting options, the Compensation Committee may consider several factors, including an executive’s individual performance, potential contributions to Advanced Energy, the vesting rates of existing stock options, if any, and options granted to executives in similar positions using the market data discussed above. Vesting schedules also may be used to encourage the long-term retention of executive officers. Options are granted with exercise prices equal to or greater than the fair market value of the common stock subject to the option on the date of grant, as reported on the Nasdaq National Market.

Compensation of the Chief Executive Officer

      The compensation of the Chief Executive Officer, Douglas S. Schatz, is based on the policies and procedures applicable generally to executive officers of Advanced Energy. In determining Mr. Schatz’ base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. The salary paid to Mr. Schatz for 2003 was below the 35th percentile of compensation paid to chief executive officers of companies of similar size in similar industries, based on independent survey data, because the Committee believes that Mr. Schatz should receive a higher percentage of his cash compensation from his annual incentive payments.

      Given the extended downturn in the semiconductor industry and the negative financial impact it has had on the operating results of Advanced Energy, the Committee determined that Mr. Schatz’ base salary would not be changed in 2004, at this time, nor would he receive a bonus for 2003. In February 2004, the Board awarded Mr. Schatz 85,000 stock options that vest as to 21,250 shares per year over the next four years. In 2003, the exercise prices of certain of Mr. Schatz’ stock options were granted at 110% of the fair market value of the common stock on the date of grant.

      The Committee is currently working with an independent compensation consultant to establish a comprehensive executive compensation program that is market competitive. This study may result in changes to our executive compensation discussed above.

Effect of Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is “performance-based” (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has concluded in general that the best interests of Advanced Energy and the stockholders will be served if certain of Advanced Energy’s stock-based long-term incentives qualify as performance-based compensation within the meaning of Section 162(m). It is the intention of the Board of Directors and Compensation Committee that, so long as it is consistent with the Compensation Committee’s overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

THE COMPENSATION COMMITTEE

Elwood Spedden, Chairman
Arthur A. Noeth
Gerald M. Starek

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned in 2003 by Advanced Energy’s Chief Executive Officer and the four highest-paid executive officers, other than the Chief Executive Officer, based on salary and bonus in 2003. These five officers are referred to as the “named executive officers.” Each executive officer is appointed annually by the Board of Directors.

Summary Compensation Table

				Long-Term
		Annual		Compensation
		Compensation		Awards
					All Other Annual
		Salary	Bonus	Securities Underlying	Compensation
Name and Principal Position	Year	($)(1)	($)	Options(#)	($)(2,8)

Douglas S. Schatz	2003	391,000	0	100,000	32,000
Chairman of the Board, Chief	2002	391,000	0	0	15,000
Executive Officer and President	2001	341,000	0	0	18,000
Michael El-Hillow	2003	235,000	0	80,000	14,000
Executive Vice President and	2002	235,000	0	50,000	52,000	(4)
Chief Financial Officer(3)	2001	33,000	0	50,000	27,000	(4)
Dennis A. Faerber(5)	2003	235,000	0	160,000	10,000
D. Craig Jeffries	2003	167,000	0	130,000	103,000	(7)
Executive Vice President and Chief Marketing Officer(6)
Richard A. Scholl	2003	240,000	0	20,000	11,000
Senior Vice President and	2002	237,000	0	40,000	9,000
Chief Technical Officer	2001	223,000	0	21,000	13,000

(1)	In March and June 2001, each of Advanced Energy’s executive officers agreed to salary reductions totaling up to 20% of base salary. Effective January 1, 2002, the executive officers’ base salaries returned to March 2001 levels.

(2)	Reflects amounts contributed by Advanced Energy to each of the named executive officers under Advanced Energy’s 401(k) profit sharing plan.

(3)	Mr. El-Hillow was appointed Senior Vice President and Chief Financial Officer on October 10, 2001 and was appointed Executive Vice President in February 2003.

(4)	Includes a relocation bonus of approximately $38,000 and $25,000 in 2002 and 2001, respectively.

(5)	Mr. Faerber served as Executive Vice President and Chief Operating Officer of Advanced Energy from February 2003 to December 2003. Mr. Faerber is no longer employed by Advanced Energy.

(6)	Mr. Jeffries was appointed Executive Vice President and Chief Marketing Officer on March 31, 2003.

(7)	Includes a relocation bonus of approximately $94,000 in 2003.

(8)	Reflects a car allowance received by Messrs. Schatz, El-Hillow, Faerber, Jeffries and Scholl.

Option Grants in 2003

      The following table sets forth information as to stock options granted in 2003 to the named executive officers.

	Individual Grants						Potential Realizable
							Value at Assumed
	Number of		Percent of Total				Annual Rates of Stock
	Securities		Options				Price Appreciation for
	Underlying		Granted to		Exercise		Option Term
	Options		Employees In		Price	Expiration
Name	Granted(#)		Fiscal Year		($/Sh)	Date	5%($)	10%($)

Douglas S. Schatz	25,000		1.40%		10.03	2/12/2008	157,727	399,711
	25,000		1.40%		8.37	4/16/2008	131,612	333,530
	3,295		0.19%		21.16	7/23/2008	43,856	111,140
	21,705		1.21%		19.24	7/23/2013	262,629	665,554
	25,000		1.40%		22.52	10/15/2013	354,068	897,277

	100,000	total	5.59%

Michael El-Hillow	20,000		1.12%		9.12	2/12/2013	114,710	290,699
	20,000		1.12%		7.61	4/16/2013	95,718	242,568
	20,000		1.12%		19.24	7/23/2013	241,999	613,272
	20,000		1.12%		22.52	10/15/2013	283,254	717,822

	80,000	total	4.47%	total

Dennis A. Faerber	85,000		4.75%		9.12	2/12/2013	487,519	1,235,469
	25,000		1.40%		7.61	4/16/2013	119,647	303,210
	25,000		1.40%		19.24	7/23/2013	302,498	766,590
	25,000		1.40%		22.52	10/15/2013	354,068	897,277

	160,000	total	8.94%	total

D. Craig Jeffries	80,000		4.47%		7.61	4/16/2013	382,871	970,270
	25,000		1.40%		19.24	7/23/2013	302,498	766,590
	25,000		1.40%		22.52	10/15/2013	354,068	897,277

	130,000	total	7.26%	total

Richard A. Scholl	5,000		0.28%		9.12	2/12/2013	28,678	72,675
	5,000		0.28%		7.61	4/16/2013	23,929	60,642
	5,000		0.28%		19.24	7/23/2013	60,500	153,318
	5,000		0.28%		22.52	10/15/2013	70,814	179,455

	20,000	total	1.12%

      All options reflected in the table above were granted under Advanced Energy’s 1995 or 2003 Stock Option Plans. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested. The exercise price of each option is equal to the fair market value of the common stock on the date of grant, as reported on the Nasdaq National Market, except that the exercise prices of certain of Mr. Schatz’ options are 110% of the fair market value of the common stock on the date of grant, in accordance with the terms of Advanced Energy’s 1995 and 2003 Stock Option Plans.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

      The following table sets forth information as to options granted by Advanced Energy under the 1995 and 2003 Stock Option Plans that were exercised by the named executive officers during 2003 and options held by the named executive officers at December 31, 2003.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares		Options at Fiscal Year-End	Fiscal Year-End($)
	Acquired on	Value	(#) Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable	Unexercisable(1)

Douglas S. Schatz	0	$0	0/100,000	$0/$1,094,585
Michael El-Hillow	0	$0	42,186/137,814	$296,910/$1,366,040
Dennis A. Faerber(2)	0	$0	0/160,000	$0/$2,158,550
D. Craig Jeffries	0	$0	0/130,000	$0/$1,733,700
Richard A. Scholl	0	$0	45,995/55,005	$96,656/$449,144

(1)	Reflects the aggregate market value of the common stock acquired at year-end 2003, minus the exercise price.

(2)	Mr. Faerber left Advanced Energy on January 31, 2004. Upon his separation Mr. Faerber forfeited 120,000 unvested stock options included in this table.

Compensation Committee Interlocks and Insider Participation

      The current members of the Compensation Committee are Messrs. Spedden (Chairman), Noeth, and Starek. None of such persons is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $60,000.

      During 2003, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Equity Compensation Plan Information

      The following table presents information as of the end of Advanced Energy’s fiscal year 2003 with respect to equity compensation plans:

			Number of Securities
			Remaining Available
			for Future Issuance
	(a)		Under Equity
	Number of Securities		Compensation Plans
	to be Issued	Weighted-Average	(Excluding Securities
	Upon Exercise of	Exercise Price of	Reflected in
	Outstanding Options	Outstanding Options	Column (a))

Equity compensation plans approved by security holders(1)	3,127,504 (2)	$19.39 (2)	2,480,675 (2)
Equity compensation plans not approved by security holders	896,692	$22.04	279,295

Total	4,024,196	$19.98	2,759,970

(1)	Consists of the 2003 Stock Option Plan, the 2003 Non-Employee Directors’ Stock Option Plan, 1995 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, and the Employee Stock Purchase Plan. The 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan terminated on May 7, 2003, upon shareholder approval of the 2003 Stock Option Plans, however existing stock options outstanding under the 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan remain outstanding according to their original terms.

(2)	Does not include purchase rights accruing under the Employee Stock Purchase Plan for the offering beginning on December 1, 2003, the number of shares and exercise price of which will not be determinable until the expiration of such offering period.

STOCK PERFORMANCE GRAPH

      The following graph reflects the cumulative total stockholder return on the Advanced Energy common stock since December 31, 1998, compared with each of the Nasdaq Composite and the Philadelphia Semiconductor Index (SOXX). Historical stock price performance is not necessarily indicative of any future stock price performance.

	12/98	03/99	06/99	09/99	12/99	03/00	06/00	09/00

Advanced Energy Industries, Inc.	100	94.25	162.25	123.5	197	204	235.75	132
Nasdaq Composite	100	112.25	122.5	125.24	185.59	208.55	180.88	167.5
Philadelphia Semiconductor	100	105.75	138.19	142.36	200.98	337.14	325.35	242.92

[Additional columns below]

[Continued from above table, first column(s) repeated]

	12/00	03/01	06/01	09/01	12/01	03/02	06/02

Advanced Energy Industries, Inc.	90	103.25	165.08	66.52	106.56	143.84	88.72
Nasdaq Composite	112.67	83.93	98.53	68.35	88.95	84.16	66.73
Philadelphia Semiconductor	164.48	155.48	178.03	106.6	148.95	169.8	110.56

[Additional columns below]

[Continued from above table, first column(s) repeated]

	09/02	12/02	03/03	06/03	09/03	12/03

Advanced Energy Industries, Inc.	35.6	50.88	34.36	57.2	75.48	104.2
Nasdaq Composite	53.45	60.91	61.17	74.01	81.5	91.37
Philadelphia Semiconductor	67.96	82.51	84.51	102.6	119.75	144.95

CERTAIN TRANSACTIONS WITH MANAGEMENT

      Advanced Energy leases its executive offices and certain manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC, and has secured future leasing rights for a parcel of land from Sharp Point Properties, LLC. Aggregate payments under such leases for 2003 totaled approximately $2.9 million. Douglas S. Schatz, Chief Executive Officer and Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities. Mr. Schatz did not participate in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in the Fort Collins area. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third-party lessor of similar property.

      During 2003 Advanced Energy leased a condominium in Breckenridge, Colorado from AEI Properties, a partnership in which Mr. Schatz holds a 60% interest. Advanced Energy used the condominium to provide rewards and incentives to its customers, suppliers and employees. Aggregate payments to AEI Properties for 2003 totaled approximately $60,000. The rental rate was determined based upon a comparison of rental rates and other lease terms of similar properties in the area. Advanced Energy believes that the terms of the lease with AEI Properties was no less favorable than could have been obtained from a third party lessor for similar property. In February 2004, this lease agreement was terminated and Advanced Energy will no longer be using the facility.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy’s executive officers and directors and persons who own more than ten percent of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2003 or with respect to transactions in 2003.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On February 11, 2004, the Audit and Finance Committee approved the continued appointment of KPMG LLP for 2004 as independent auditors. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit and Finance Committee will reconsider its selection.

      The Audit and Finance Committee intends to meet with KPMG LLP in 2004 on a quarterly or more frequent basis. At such times, the Audit and Finance Committee will review the services performed by KPMG LLP, as well as the fees charged for such services.

      A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

      On July 15, 2002, Advanced Energy appointed KPMG LLP to replace Arthur Andersen LLP as its independent accountants. The decision to change public accountants was recommended by Advanced Energy’s Audit and Finance Committee and approved by the Board of Directors.

      In connection with the audit of Advanced Energy’s consolidated financial statements as of and for the two years ended December 31, 2001, and with respect to the subsequent period through March 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

      Arthur Andersen LLP’s reports on the consolidated financial statements of Advanced Energy as of and for the two years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two years ended December 31, 2001, or during the subsequent interim period ended March 31, 2002.

      During the two years ended December 31, 2001 and the subsequent interim period ended March 31, 2002, Advanced Energy did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Billed by KPMG LLP and Arthur Andersen LLP

      The following table presents fees billed by KPMG LLP and Arthur Andersen LLP for professional services rendered for the fiscal years ended December 31, 2003 and 2002. Certain amounts from 2002 have been reclassified to conform to the 2003 presentation:

	2003	2002

	KPMG	KPMG	Arthur
	LLP	LLP	Andersen LLP

Audit Fees	$360,289	$76,313	$195,347
All Other Fees:
Audit Related	10,000	28,900	142,742
Tax Services	15,164		—
Subscription Services	—	1,350	—

	25,164	30,250	142,742
TOTAL FEES	$385,453	$106,563	$338,089

      No other services were provided by KPMG LLP or Arthur Andersen LLP during 2003 or 2002. The Audit and Finance Committee approved all services provided by KPMG LLP and Arthur Andersen LLP during 2003 and 2002.

Audit Fees

      Audit fees were for professional services rendered for the audit of Advanced Energy’s consolidated financial statements, review of interim financial statements and services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, pre-acquisition audits and accounting consultations concerning financial accounting and reporting standards.

Tax Fees

      Tax service fees were for tax services related to Advanced Energy’s global stock-based compensation plans.

Required Vote

      Ratification of the appointment of KPMG LLP as the independent auditors for Advanced Energy for 2004 requires the affirmative (FOR) vote of a majority of the common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the proposed ratification of the appointment of independent auditors.

CORPORATE GOVERNANCE MATTERS

Codes of Conduct and Ethics

      Advanced Energy has adopted a Code of Ethical Conduct that applies to the Board of Directors. In addition, Advanced Energy has adopted a Code of Ethical Conduct for its employees, including the chief executive officer and senior financial officers, which imposes additional standards. These Codes of Ethical Conduct are available on our website at www.advanced-energy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

      The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1625 Sharp Point Drive, Fort Collins, CO 80525. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

      Consistent with all of our past annual meetings of stockholders, our Chairman of the Board, Douglas S. Schatz, will be present at the 2004 annual meeting of stockholders and will be available to respond to appropriate questions from stockholders.

PROPOSALS OF STOCKHOLDERS

      Proposals that a stockholder desires to have included in Advanced Energy’s proxy materials for the 2005 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 3, 2004 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy is provided with notice of the proposal no later than February 16, 2005.

FORM 10-K

      A copy of Advanced Energy’s 2003 Annual Report on Form 10-K is included in the 2003 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2003 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

REPRESENTATION AT THE ANNUAL MEETING

      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 3 and on the proxy card.

THE BOARD OF DIRECTORS

Dated: April 2, 2004
Fort Collins, Colorado

APPENDIX A

CHARTER OF THE

AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

ADVANCED ENERGY INDUSTRIES, INC.

As Approved by the Board of Directors

on February 11, 2004

1.	Organization

      There shall be an Audit and Finance Committee of the Board of Directors of Advanced Energy Industries, Inc., which shall be an “Audit Committee” within the meaning of Section 3(a)(58) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit and Finance Committee which is appointed by the Board, shall be composed of at least 3 Directors, none of whom shall be employees of the Corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of the Nasdaq Stock Market (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). At least one member of the Audit and Finance Committee shall also be an “Audit and Finance Committee financial expert” as defined by the SEC. Each member shall be financially literate as determined by the Board of Directors in its business judgment.

II.     Statement of Policy

      The Audit and Finance Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit and Finance Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the financial management of the Corporation. The Audit and Finance Committee shall also establish procedures, and maintain easy access to the Audit and Finance Committee, for all employees and consultants to the Corporation to voice concerns and report potential misconduct to the Audit and Finance Committee. The Audit and Finance Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit and Finance Committee, and that the independent auditors are ultimately accountable to the Board and the Audit and Finance Committee, as representatives of the Corporation’s stockholders. The Committee shall have a meeting at least quarterly each fiscal year and at any additional time as either the Board or the Committee deems advisable.

III.     Responsibilities

      The Audit and Finance Committee’s policies and procedures in carrying out the Committee’s responsibilities should remain flexible, in order to best react to changing conditions and to ensure to the Directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

      In carrying out its responsibilities, the Audit and Finance Committee will:

•	Have sole authority to hire and terminate the independent auditors, who are ultimately accountable to the Audit and Finance Committee.

•	Be responsible for reviewing and approving the scope of the audit and the audit fees to be paid as well as any significant variations to the original scope and fee.

•	Evaluate on a periodic basis the independent auditors engaged to audit the financial statements of the Corporation and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit and Finance Committee may delegate to one or more members of the Audit and Finance Committee. In the event of such delegation, the member or members to whom this authority has been delegated shall report any decisions made with respect to non-audit services to the full Audit and Finance Committee at such Committee’s next scheduled meeting.

•	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Corporation’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the Corporation’s code of conduct.

•	Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual Report to Stockholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed as well as any changes in the selection, application and disclosure of critical accounting policies.

•	Review, at least quarterly, with the independent auditors the Corporation’s critical accounting policies and practices and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the Audit and Finance committee without members of Management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the audit and finance committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review accounting and financial human resources and succession planning within the corporation.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of Corporation funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review and discuss with Management the financial statements and Management’s Discussion and Analysis section of the Corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and recommend the filing of the report.

•	Review and approve (to the extent not previously approved by the Corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the Corporations’ financial statements or periodic filings with the SEC. It is Management’s responsibility to bring such related party transactions to the attention of the members of the Audit and Finance Committee.

•	Review Corporation press releases containing financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles (GAAP), adequately disclose how any information differs from financial information presented in accordance with GAAP and does not give undue prominence to such non-GAAP information or otherwise provide misleading presentations of the Corporation’s results of operations or financial condition.

•	Review and approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees and consultants to the Corporation to enable the employees and consultants to bring to the attention of the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the Corporation, and to report potential misconduct to the Audit and Finance Committee.

•	Prepare the report of the Audit and Finance Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

•	Review and assess the adequacy of this charter as required and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit and Finance Committee and discuss the matters discussed at each committee meeting with the Board of Directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

•	Establish procedures for dealing with information about violations of securities laws received from outside counsel or from employees under the “whistleblower” provisions of the Sarbanes-Oxley Act.

      The Committee shall periodically receive reports from and discuss with the Company’s general counsel the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct including any potential or actual conflicts of interest involving directors or officers of the Company.

      While the Committee has the responsibility and power set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws, regulations and the Company’s code of conduct.

[FORM OF PROXY]

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, we encourage you to complete, sign and deliver your proxy promptly so that your shares can be represented at the meeting.

In addition to the election of directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposal 2.

All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.

PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.

ADVANCED ENERGY INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2004

The undersigned hereby constitutes and appoints Douglas S. Schatz and Michael El-Hillow, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 5, 2004 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.

In addition to the election of directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposal 2.

☒ Please mark your votes as in this example.

		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES	NOMINEES:
1.	Election of Directors: ☐ For all nominees, except vote withheld from the following nominee(s) (indicate by name(s)):	☐	☐	(01) Douglas S. Schatz (02) Richard P. Beck (03) Robert L. Bratter (04) Arthur A. Noeth (05) Elwood Spedden (06) Gerald M. Starek

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as independent auditors for 2004	☐	☐	☐

3.	In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address on Reverse Side	☐	I plan to attend the Meeting	☐	I do not plan to attend the meeting	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If stockholder is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If stockholder is a partnership, please sign in partnership name by authorized person.

Signature:	Date:
Signature:	Date:

PLEASE COMPLETE, DATE, SIGN AND MAIL YOUR PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.